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                                                                 EXHIBIT 10.130

                     AMENDMENT TO REVOLVING CREDIT AGREEMENT
                            AND REVOLVING CREDIT NOTE

         This amendment (the "Amendment"), dated as of the date specified below, is by and between the borrower (the "Borrower") and the bank (the "Bank") identified below.

                                    RECITALS

         A. The Borrower and the Bank have executed a Revolving Credit Agreement (the "Agreement") and the Borrower has executed a Revolving Credit Note (the "Note"), both dated ___________________________ and as amended from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents identified in Article III of the Agreement and certain other related documents (collectively the "Loan Documents"), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount not to exceed $____________, as may be amended from time to time.

         B. The Borrower has requested that the Bank permit certain modifications to the Agreement and the Note as described below.

         C. The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

                               TERMS OF AGREEMENT

         In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

         [X]      Extension of Maturity Date. If checked here, the references to
"February 27, 1999" in the Revolving Credit Agreement and Revolving Credit Note are hereby deleted and replaced with "February 28, 2000."

         [ ]      Change in Maximum Loan Amount. If checked here, all references to "$___________" in the Agreement and in the Note (whether or not numerically) as the maximum Loan Amount which may be borrowed from time to time are hereby deleted and replaced with "____________________."

         [ ]      Change in Multiple Advance Termination Date.  If checked here, all references to " N/A " as the termination date for multiple advances are hereby deleted and replaced with " N/A ."

         Change in Financial Covenant(s).

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         (i)      [ ]      If checked here, all references to "$______________"
         in the Agreement as the minimum Net Working Capital amount are hereby deleted and replaced with "$_____________" for the period beginning ____________________ and thereafter.

         (ii)     [ ]      If checked here, all references to "$______________"
         in the Agreement as the minimum Tangible Net Worth amount are hereby deleted and replaced with "$_____________" for the period beginning ____________________ and thereafter.

         (iii)    [ ]      If checked here, all references to "______________"
         in the Agreement as the maximum Debt to Worth Ratio are hereby deleted and replaced with "_____________" for the period beginning ____________________ and thereafter.

         (iv)     [ ]      If checked here, all references to "______________"
         in the Agreement as the minimum Current Ratio are hereby deleted and replaced with "_____________" for the period beginning
         ____________________ and thereafter.

         (v)      [ ]      If checked here, all references to "$______________"
         in the Agreement as the maximum Capital Expenditures amount are hereby deleted and replaced with "$_____________" for the period beginning ____________________ and thereafter.

         (vi)     [ ]      If checked here, all references to "______________"
         in the Agreement as the minimum Cash Flow Coverage Ratio are hereby deleted and replaced with "_____________" for the period beginning ____________________ and thereafter.

         (vii)    [ ]      If checked here, all references to "$______________"
         in the Agreement as the maximum Officers, Directors, Partners, and Management Salaries and Other Compensation amount are hereby deleted and replaced with "$_____________" for the period beginning ____________________ and thereafter.

         [ ]      Change in Payment Schedule. If checked here, effective upon the date of this Amendment, the information under the heading "Payment Schedule" is deleted and replaced with the following:

         Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

         Preconditions to Effectiveness. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by the guarantors (if any) and any other third party required by the bank.
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         No Waiver of Defaults; Warranties. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

         Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

         Authorization. The Borrower and all guarantors (if any) represent and warrant that the execution, delivery and performance of this Amendment and the documents referenced herein are within the corporate or partnership powers (as applicable) of the Borrower and all corporate or partnership guarantors, and have been duly authorized by all necessary corporate or partnership action.

Dated as of:  February 27, 1999

(Individual Borrower)                     Alternative Living Services, Inc.
                                          Borrower Name (Organization)


                           (SEAL)         a Delaware Corporation
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Borrower Name                             By: /s/ Mark Ohlendorf
             -------------------             -----------------------------------
                                          Name and Title: Mark Ohlendorf, Senior
                                                          ----------------------
                           (SEAL)                         Vice President
---------------------------                               ----------------------

                                           By:
                                              ----------------------------------
                                           Name and Title:
                                                          ----------------------
Borrower Name
              ------------------


Agreed to:

Firstar Bank Milwaukee, N.A.
(Firstar Bank)

By: /S/ Thomas Richtman
   -----------------------------

Name and Title: Thomas Richtman, Vice President
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